Energy Fuels Inc. Corporate Organization Chart


Energy Fuels Inc. (Ontario)
100%
100%
100%
Magnum Uranium Corp. (British Columbia)
Titan Uranium Inc. (Canada)
Strathmore Minerals Corp. (British Columbia)
100%
100%
100%
Uranium Power Corp. (British Columbia)
Strathmore Resources (US) Ltd. (Nevada)
Wyoming Gold Mining Company (Wyoming)
3%
20%
77%
60%
50%
Energy Fuels Holdings Corp. (Delaware)
Roca Honda Resources LLC (Delaware)
CK Mining Corp. (Nevada)
100%
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada)
Energy Fuels Resources (USA) Inc. (Delaware)
EFR White Mesa LLC (Colorado)
EFR Henry Mountains LLC (Colorado)
EFR White Canyon Corp. (Delaware)
EFR Colorado Plateau LLC (Colorado)
EFR Properties LLC (Colorado)
EFR Arizona Strip LLC (Colorado)
100%
100%
50%
50%
Arizona Strip Partners LLC (Delaware)
Colorado Plateau Partners LLC (Delaware)
West Lisbon LLC (Delaware)
Wate Mining Company LLC (Arizona)
100%
Arizona Strip Resources JV LLC (Delaware)